Exhibit 99.1

Imperial to hold 2018 Fourth Quarter Earnings Call

Calgary, AB – January 21, 2019 Rich Kruger, chairman, president and chief executive officer, and Dave Hughes, vice president investor relations, Imperial Oil Limited, will host a 2018 Fourth Quarter Earnings Call on Friday, February 1 following the company’s fourth quarter earnings release. The event begins at 9 a.m. MDT and will be accessible by webcast.

During the call, Mr. Kruger will offer brief remarks prior to taking questions from Imperial’s covering analysts.

Please click here [https://edge.media-server.com/m6/p/pu8txedv] to register for the live webcast. The webcast will be available for one year on the company’s website at www.imperialoil.ca/en-ca/company/investors.

For further information:

Investor relations (587) 476-4743	Media relations (587) 476-7010

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.